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                                                                    EXHIBIT 32.2

   CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002, I, Barry Rowan, Executive Vice President, Chief Financial Officer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of Nextel Partners, Inc. as of December 31, 2005.

Date: March 15, 2006           /s/ BARRY ROWAN
                               ----------------------
                               Barry Rowan
                               Executive Vice President, Chief Financial Officer